UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities

Exchange Act of 1934 (Amendment No.   )

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2006

April 4, 2006

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at our corporate headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 9, 2006, at 11:00 A.M., local time, for the following purposes:

1.

Election of two directors to serve for a term expiring in 2009;

2.

To ratify the appointment of BDO Seidman, LLP as the Company’s registered independent public accounting firm for 2006; and

3.

To transact such other business as may properly come before the meeting and all adjournments thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement.

Only the holders of record of common stock at the close of business on March 17, 2006 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.   A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters for the ten days prior to the annual meeting and at the meeting.

By order of the Board of Directors,

/s/ George M. Bachman

George M. Bachman

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2006

---------------------

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 9, 2006, and at any adjournment or postponement thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted.  A shareholder may revoke a proxy by sending in another signed proxy with a later date, notifying our Secretary in writing of revocation of the proxy or voting in person at the meeting.  A proxy when given and not so revoked will be voted.  This proxy statement and the accompanying proxy are being mailed to shareholders commencing on or about April 4, 2006.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without additional compensation.

STOCK OUTSTANDING AND VOTING RIGHTS

As of March 17, 2006, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 5,980,037 shares of common stock, $1.50 par value per share, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on March 17, 2006, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of the director nominees and a majority of the shares present in person or by proxy at the meeting is required for approval of the ratification of the appointment of BDO Seidman, LLP as the Company’s registered independent public accounting firm for 2006.  Therefore, any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of the directors.  Shares present at the meeting but not voted by abstention, broker non-vote or otherwise with respect to the other proposal will effectively be votes against such proposal.

BUSINESS OF THE MEETING

Proposal 1:

Election of Directors

To be elected for term ending in 2009

The Board of Directors currently consists of six members organized into three classes, with each director elected to serve for a three-year term.  There are presently two directors in Class I (term expiring in 2008), two directors in Class II (term expiring at the 2006 annual meeting) and two directors in Class III (term expiring in 2007).  The Board of Directors has considered the independence of each member of the Board and has concluded that each of Messrs. Hitchins, Maddock, Maschmeyer and Hudson and Mrs. Benoit are independent, as independence is defined by the applicable rules of the America Stock Exchange.  There are no arrangements or understandings between any director and any other person pursuant to which any director was elected.  There are no family relationships among our directors and executive officers.

Two Class II directors will be elected at our 2006 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2009.  The Nominating and Corporate Governance Committee has nominated Mrs. Ellen Terry Benoit and Mr. John T. English for re-election at the meeting.   Mrs. Benoit and Mr. English are currently serving as Class II directors, having previously been elected at the 2003 annual meting.  Mrs. Benoit and Mr. English have consented to serve for a new term.  If Mrs. Benoit and Mr. English are elected as directors, they will continue in office until their successors have been elected and qualified or their earlier resignation or removal.

Shareholders may vote for not more than two director nominees.  The shares represented by proxies which are executed and returned will be voted at the Annual Meeting for the election of Mrs. Benoit and Mr. English as directors, unless authority to vote for one or both nominees is expressly withheld.  If you sign and return the proxy card without giving any direction, the persons named in the proxy card will vote the proxy representing your shares “FOR” the election of Mrs. Benoit and Mr. English.

Should a nominee become unavailable to serve for any reason (which is not anticipated), the proxies (except for those marked to the contrary) will be voted for such other person as may be selected by the Board of Directors of the Company.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following sets out certain information about the nominees for election and the continuing directors of the Company:

		First
	Age	Became a Director
CLASS II DIRECTORS TO BE ELECTED FOR TERM ENDING IN 2009
Ellen Terry Benoit (3) Investor Palm Beach, Florida John T. English	54 62	2001 1994
President and Chief Executive Officer of the Company since 1998; President since 1997

CLASS I DIRECTORS TO CONTINUE IN OFFICE UNTIL 2008
Paul L. Maddock, Jr. (1)(2)	56	1998
President of The Maddock Companies, a real estate holding company, since 1986
Palm Beach, Florida

Dennis S. Hudson III (1) Chairman and Chief Executive Officer of Seacoast Banking Corp. of Florida, a publicly traded bank holding company, since 1998 Stuart, Florida	50	2005

CLASS III DIRECTORS TO CONTINUE IN OFFICE UNTIL 2007
Richard C. Hitchins (1)(2)	60	1995
President of R.C. Hitchins & Co., P.A., a CPA firm, since 1983 West Palm Beach, Florida President of R.C. Hitchins Financial Services, Inc., a full-service financial planning and investment firm, since 1996 West Palm Beach, Florida Troy W. Maschmeyer, Jr. (2)(3) President and Chief Executive Officer of Maschmeyer Concrete Co. a concrete and steel provider, since 1985 Lake Park, Florida	50	2005

(1)  Member of Audit Committee

(2)  Member of Compensation Committee

(3)  Member of Nominating and Corporate Governance Committee

The Board of Directors recommends a vote “FOR”

the election of Mrs. Benoit and Mr. English as directors.

BOARD OF DIRECTORS AND COMMITTEES

During 2005, the Board of Directors met nine times.  The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 2005.  Board members are encouraged, but not required, to attend the annual shareholders meeting.  All of the then members of the Board attended the 2005 annual meeting.

In 2005, each director who was not also an officer or employee of the Company received an annual retainer of $14,000.  In addition, each of those directors who served as the Chairman of a committee was paid an annual retainer of $1,500, except the Chairman of the Audit Committee who was paid an annual retainer of $2,000.  Directors were also paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, a wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $700 for participation in each in-person or telephone committee meeting plus reasonable expenses.  The director who is an employee of the Company received no additional compensation for attending board meetings or serving on committees.

In 2006, each director who is not also an officer or employee of the Company will receive an annual retainer of $16,000.  The Chairman of the Audit Committee will be paid an annual retainer of $2,500, the Chairman of the Compensation Committee will be paid an annual retainer of $1,500 and the Chairman of the Nominating and Corporate Governance Committee will be paid $1,000.  Directors will also be paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, a wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $700 for participation in each in-person or telephone committee meeting plus reasonable expenses.  The director who is an employee of the Company will receive no additional compensation for attending board meetings or serving on committees.

On March 18, 2005, at the recommendation of the Compensation Committee, the Board of Directors approved the Non-Employee Directors Compensation Plan, subject to approval of the Company’s shareholders.  Shareholder approval was obtained on May 10, 2005.  Pursuant to the Plan, the Company pays to each non-employee director a portion of the annual retainer fee in shares of the Company’s common stock at the discretion of the Board of Directors.  There are currently five non-employee directors eligible to participate in the Plan.  The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.  In 2005, 1,296 shares of common stock were issued to directors under the Plan.

The Audit Committee operates under a written charter adopted by the Board of Directors.  The functions of the Audit Committee are:  (1) to be responsible for the selection, retention and termination of the Company's independent auditors; (2) to approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) to review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors’ constructive service comments to management;  (4)  to meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) to provide any additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.  The Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the rules of the American Stock Exchange and in Rule 10A-3 promulgated by the SEC).  Richard C. Hitchins, Chairman of the Audit Committee, serves as the Audit Committee’s “financial expert,” under applicable SEC rules.   During 2005, the Audit Committee met four times.

The functions of the Compensation Committee, each member of which is independent under the American Stock Exchange rules, are: (1) to develop an executive compensation policy and make recommendations with regard to Board of Director compensation; (2) to review and recommend to the Board of Directors adjustments to the salaries of executive officers and the annual adjustment to the compensation of all employees; and (3) to perform such related duties as may be requested by the Board.   During 2005, the Compensation Committee met three times.  The Committee was chaired by Rudy E. Schupp until his resignation on March 23, 2005 and by Paul L. Maddock, Jr. for the remainder of 2005.

The Company has a Nominating and Corporate Governance Committee, chaired by Paul L. Maddock, Jr. until August 24, 2005 and by Ellen Terry Benoit thereafter.  The Committee has a written charter.  The functions of the Nominating and Corporate Governance Committee, each member of which is independent under the American Stock Exchange rules, are to ensure an effective process for overseeing corporate governance matters and to recommend nominees for the Board of Directors.  The Committee determines the particular characteristics needed in a Board nominee based on the needs of the Board at a particular point in time.  As needed, the Committee will seek to identify and recruit the best available candidates.  In addition to considering nominees recommended by current Board members and management, the Nominating and Corporate Governance Committee will consider director nominees submitted by shareholders.  If a shareholder would like to nominate a person for consideration by the Committee, the shareholder must submit the following information to the Company’s Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401:  shareholder’s name, number of shares owned, length of period held and proof of ownership; name, age and address of nominee; nominee’s detailed resume; description of any arrangements or understandings between the shareholder and the nominee; and a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.  Shareholders may submit potential director nominees at any time pursuant to these procedures.  The Committee will consider such candidates in connection with annual elections of directors, filling director vacancies, if any, and at other times deemed appropriate by the Committee.  If a shareholder seeks to nominate a candidate for director for election at the 2007 annual meeting of shareholders, the shareholder must follow the procedures described under “Shareholder Proposals for 2007 Annual Meeting,” below.

The Audit Committee charter and the Nominating and Corporate Governance Committee charter are available on our website, www.FPUC.com, under the caption “Investor Information.”

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of our employees and our directors.   A copy of the Company’s Code of Ethics can be found on the Company’s website at www.FPUC.com.  The Company intends to disclose future amendments to the Code of Ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules and regulations of the SEC and the American Stock Exchange.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ending December 31, 2005, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to the Company’s chief executive officer and each executive officer whose total annual compensation exceeded $100,000 (the named executive officers):

Summary Compensation Table
		Annual Compensation
Name and Principal Position	Year	Salary	Other Compensation*

John T. English President and Chief	2005 2004	$213,940 $203,944	$26,000 $19,537
Executive Officer	2003	$203,944	$22,372

Charles L. Stein Senior Vice President and	2005 2004	$162,092 $154,523	$19,000 $13,134
Chief Operating Officer	2003	$154,523	$16,582

George M. Bachman Chief Financial Officer,	2005 2004	$145,728 $130,000	$18,000 $12,462
Treasurer, and Secretary	2003	$130,000	$13,108

* Includes incentive compensation, which is based on achievement of Company and personal performance objectives set by the Compensation Committee.  Compensation amounts do not include automobile benefits, which are valued at less than $10,000.

The Company had no stock option plan or long-term incentive plan during the three-year period ended December 31, 2005.

Employment Agreements

On June 1, 2003, the Company renewed the employment agreements with the named executive officers under which payments will be made under certain circumstances following a change in control of the Company.  These agreements were in effect through 2005 and provide for a term through May 31, 2006.  A “change in control” means, in general, the acquisition by any person of 20% or more of the common stock of the Company or the change in a majority of the directors not approved by the previously elected directors.  The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office; or any failure to re-elect the officer to any position held on the date of the change in control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change in control; or a change in geographical location which results in a relocation of the officer’s position to some place in excess of fifty miles distance from its present location,  or which requires travel in excess of the officer’s current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the officer’s annual salary and taxable fringe benefits.  Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement.  All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change in control.

In anticipation of the expiration of the stated term of the employment agreements, the Compensation Committee of the Board of Directors considered and approved new employment agreements with each of the named executive officers at its March 2006 meeting.  These agreements were executed March 31, 2006.  The new employment agreements also have a three-year term.  Each agreement provides for an annual base salary for the named executive officer which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent.  The agreements provide for the executive’s eligibility for additional compensation under the company’s incentive compensation plan which provides for a payment of up to 20 percent of the executive’s total eligible compensation if certain performance criteria are achieved.  The agreement may be terminated by the named executive officer on 30 days’ notice for any reason.  If the agreement is terminated by the company without good cause or upon a change of control, or by the executive for good reason, then the company must make a lump sum severance payment to the executive of 2.99 times the executive’s then current compensation.  The agreements include gross-up payment provisions to protect the executive from payment of certain excise taxes imposed under the Internal Revenue Code upon a lump sum payment as contemplated by the agreements.  A “change of control” is defined to include a merger; a change in the composition of the board of directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the company; a shareholder approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the company.  “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the company’s executive offices more than 100 miles from West Palm Beach. The agreements include indemnification provisions requiring the company to indemnify the executive to the fullest extent permitted by the company’s charter documents.

Retirement Plan

The Company maintains a defined benefit pension plan for substantially all employees hired prior to January 1, 2005. Entry into the plan is frozen for substantially all employees hired after January 1, 2005. Plan benefits are based on an employee's years of credited service and average plan compensation during their highest three consecutive years in their last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

AVERAGE FINAL COMPENSATION DURING THE MEMBER’S HIGHEST 3 OF THE LAST 10 YEARS OF CREDITED SERVICE
	ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 IN 2006 OF A PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE
	15 YEARS	20 YEARS	25 YEARS	30 YEARS	35 YEARS	40 YEARS
$ 20,000	$ 4,500	$ 6,000	$ 7,500	$ 9,000	$ 10,500	$ 12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	15,100	20,100	25,200	30,200	35,200	40,200
80,000	22,400	29,900	37,400	44,900	52,400	59,800
100,000	29,800	39,700	49,700	59,600	69,500	79,400
120,000	37,100	49,500	61,900	74,300	86,700	99,000
140,000	44,500	59,300	74,200	89,000	103,800	118,600
160,000	51,800	69,100	86,400	103,700	121,000	138,200
180,000	59,200	78,900	98,700	118,400	138,100	157,800
200,000	66,500	88,700	110,900	133,100	155,300	177,400
220,000	73,900	98,500	123,200	147,800	172,400	197,000

Compensation under the plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. English, Mr. Stein, and Mr. Bachman have completed 32, 26, and 21 years, respectively, of credited service in the plan.

The benefits shown in the above table are straight-life annuity amounts for a plan member retiring at age 65 in 2006 with the indicated years of service.  They are not subject to any deduction for Social Security or other offset amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

Compensation Committee Report

The Compensation Committee’s philosophy is to establish and maintain appropriate executive compensation levels, including those for the Chief Executive Officer, to be comparable to the compensation practices of other publicly owned regulated utilities of similar size.  The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and Company performance, and to align the interests of executives with those of the Company's shareholders.  The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

The Committee’s recommendations for each executive’s salary is based on and established within a salary range from the Committee review of peer group companies, which are utilities of similar size.  The salary in 2005 was paid using 85% as base compensation and the remaining 15% as incentive compensation.  The Committee has approved a change for 2006 using 80% as base compensation and remaining 20% as incentive compensation. The incentive compensation must be earned by meeting established corporate goals and is prorated based on the executive’s performance in achieving said goals. In 2005, the CEO achieved 91% of the goals established, and accordingly was paid 91% of the incentive compensation amount.  The Compensation Committee periodically directs management to perform a study of executive and director compensation levels in order to establish compensation ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other publicly owned utility companies similar to the Company.

The Company's executive compensation program contains no non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this Proxy Statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan for the officers.

Date:  March 7, 2006

Paul L. Maddock, Jr., Chairman

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Paul L. Maddock, Jr., Richard C. Hitchins and Troy W. Maschmeyer, Jr.  None of the members of the Compensation Committee is a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following chart sets forth those persons known to the Company to be the beneficial owners of more than five percent of the Company's common stock as of March 15, 2006 and of the Company’s directors and named executive officers based on 5,980,037 shares issued and outstanding on that date.  Except as otherwise provided, the address of each person listed is 401 South Dixie Highway, West Palm Beach, Florida 33401:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Class

Atlee M. Kohl	336,334	Trusts	(1)	5.62%
3007 Skyway Circle North
Irving, TX 75038

Gabelli Funds Inc. et al	549,664	Direct	(2)	9.19%
One Corporate Center
Rye, New York 10580-1434

Ellen Terry Benoit	220,350	Direct		3.69%

Paul L. Maddock, Jr.	39,505	Direct		Less than 1%

Richard C. Hitchins	5,757	Direct		Less than 1%

Troy W. Maschmeyer, Jr.	-0-

Dennis S. Hudson III	-0-

John T. English	27,234	Direct		Less than 1%

Charles L. Stein	17,306	Direct		Less than 1%

George M. Bachman	9,432	Direct		Less than 1%

All directors and officers as a group (8) persons	319,584			5.34%

(1)

Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive power for 79,798 shares, 119,998 shares, 119,998 shares and 16,540 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively as reported to the Company by Woodland Investment Company on February 24, 2006.

(2)    As reported to the Company by GAMCO Investors, Inc. and Gabelli Funds, LLC as of December 31, 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and has been appointed to serve for the fiscal year ending December 31, 2006.   Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal years ended December 31, 2005 and 2004:

		2005	2004

Audit Fees		$200,000	$125,000
Audit Related Fees		0	0
Tax Fees		0	0
All Other Fees		0	0
	Total	$200,000	$125,000

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors.  On an annual basis, the Committee will consider and, if appropriate, approve the provision of audit and non-audit services.  Thereafter during the year, the Audit Committee will consider as necessary the provision of any additional audit and non-audit services, which are not encompassed by the annual pre-approval.  The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval, provided that the Chair shall report any decisions to pre-approve such services to the full Committee at its next regular meeting.  There were no non-audit services provided by BDO Seidman during the 2005 fiscal year which required consideration of the compatibility of the provision of such services with BDO Seidman’s independence.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impair their objectivity and independence and satisfied itself as to the auditors’ independence.  The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting.  The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s 2005 audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Date:  March 7, 2006

 Richard C. Hitchins, Chairman

 Paul L. Maddock, Jr.

 Dennis S. Hudson III

PERFORMANCE GRAPH

The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company’s common stock with the cumulative return on the Russell 2000 Index (Russell 2000) and Standard & Poor’s Utilities Index (S&P Utilities) for the last five calendar years.    These comparisons assume the investment of $100 in the Company’s common stock and each of the indices on January 1, 2000 and the reinvestment of dividends.  The stock price performance shown in the graph below should not be considered indicative of future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

	CUMULATIVE TOTAL RETURN
	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
FPU	100.00	112.73	134.42	148.48	186.01	204.79
RUSSELL 2000	100.00	102.49	81.49	120.00	142.00	148.46
S & P UTILITIES	100.00	69.56	48.70	61.49	76.41	89.28

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee has appointed the independent registered public accounting firm of BDO Seidman, LLP to audit the accounts of the Company for the fiscal year ending December 31, 2006.  Although this appointment is not required to be submitted to a vote of our shareholders, the Board of Directors believes it is appropriate to request that shareholders ratify this appointment   If the shareholders do not ratify the appointment of BDO Seidman, LLP the Audit Committee will investigate the reasons for shareholder rejection and the appointment will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of BDO Seidman LLP.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals intended to be presented at FPU’s 2007 annual meeting of shareholders must be received by us by December 5, 2006 for inclusion in our proxy statement and form of proxy card for that meeting pursuant to SEC Rule 14a-8.  In order for a shareholder to bring other business before the 2007 annual meeting, we must receive timely advance notice of such business no later than February 16, 2007.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  If a shareholder wishes to communicate with an individual director, the addressee should be the name of such director.  At each Audit Committee meeting, the Secretary delivers to the Chairman of the Audit Committee all communications addressed to the Board of Directors received since the last meeting.

HOUSEHOLDING OF PROXIES

In accordance with SEC rules, the Company and some brokers may satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Once you have received notice from the Company or your broker that materials will be householded to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401, telephone 561-832-0872.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company, or at any time request a separate copy of our annual report or proxy statement, by sending a written request to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2006 Annual Meeting.  If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matter in accordance with their judgment.

FLORIDA PUBLIC UTILITIES COMPANY

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. English and George M. Bachman, or any one of them with power of substitution in each, proxies to vote all Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of said company to be held on Tuesday, May 9, 2006, or any adjournment thereof, as designated on the reverse side.

The shares represented by this proxy will be voted as directed by the undersigned on the reverse side. If not otherwise directed, this proxy will be voted FOR the election of directors Ellen Terry Benoit and John T. English, and FOR ratification of the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm for 2006.

(Continued, and to be signed and dated on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 9, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" RATIFICATION OF BDO SEIDMAN AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2006.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Ellen Terry Benoit
○ John T. English

INSTRUCTION: **To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.